SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



              Date of report (Date of
              earliest event reported)            July 21, 2000


                                    ITSA LTD.
             (Exact Name of Registrant as Specified in its Charter)


     Cayman Islands                0-28670                 Not Applicable
    (State or Other              (Commission                (IRS Employer
     Jurisdiction                File Number)             Identification No.)
     of Incorporation)




                c/o ITSA-Intercontinental Telecomunicacoes Ltda.
                               SCS, Quadra 07-Bl.A
                          Ed. Executive Tower, Sala 601
                             70.300-911 Brasilia-DF
                                     Brazil
          (Address of Principal Executive Offices, Including Zip Code)

     Registrant's telephone number, including area code: 011-55-61-314-9908


                         Exhibit List Appears on Page 4

                                Page 1 of 4 Pages


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ITEM 5.      OTHER EVENTS


             On July 21, 2000, the First Amended Plan of Reorganization under chapter 11 of the United States Bankruptcy Code, dated as of February 29, 2000 (the "Plan"), of TV Filme, Inc., a Delaware corporation (the "Debtor"), became effective pursuant to its terms and conditions. In addition, the transactions contemplated by the Plan to occur on the effective date of the Plan were consummated in accordance with the terms and conditions of the Plan. Pursuant to the terms and conditions of the Plan, the Debtor transferred all of its assets to ITSA Ltd., a Cayman Islands company ("ITSA"). ITSA is the successor in interest to the Debtor in respect of such assets, pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended. ITSA did not assume any liabilities of the Debtor, all of which have been discharged as provided in the Plan. In connection with the foregoing, ITSA issued a press release, dated July 24, 2000 (the "Press Release"), with respect to the Debtor's successful reorganization, the contents of which are incorporated herein by reference.

             A copy of the Press Release is attached hereto as Exhibit 99.1.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (a) Financial Statements of Businesses Acquired.

                             Not Applicable.

             (b) Pro Forma Financial Information.

                             Not Applicable.

             (c) Exhibits.

                             The following  exhibit  is filed  with this Report.


EXHIBIT NO.      DESCRIPTION

2.1 Reorganization and Transfer Agreement, dated as of July 20, 2000, by and between TV Filme, Inc., a Delaware corporation, ITSA Ltd., a Cayman Islands corporation.

99.1             Press Release of ITSA, Ltd., dated July 24, 2000.




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


                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ITSA LTD.



Date: August 4, 2000             By: /s/ Hermano Studart Lins de Albuquerque
                                     -------------------------------------------
                                     Name: Hermano Studart Lins de Albuquerque
                                     Title:   Chief Executive Officer



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


                                  EXHIBIT LIST

EXHIBIT NO.      DESCRIPTION

2.1 Reorganization and Transfer Agreement, dated as of July 20, 2000, by and between TV Filme, Inc., a Delaware corporation, ITSA Ltd., a Cayman Islands corporation.

99.1             Press Release of ITSA, Ltd., dated July 24, 2000.


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